Exhibit 99.1

New Study Suggests CytoSorb Improves Clinical Outcomes in Pneumonia Patients With Septic Shock and Acute Respiratory Distress Syndrome (ARDS) on ECMO

MONMOUTH JUNCTION, N.J., April 15, 2020 -- CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat cytokine storm and deadly inflammation in critically-ill and cardiac surgery patients around the world, highlights a recently published study entitled, “Combined Use of CytoSorb and ECMO in Patients with Severe Pneumogenic Sepsis” in the medical journal, The Thoracic and Cardiovascular Surgeon.

In this prospective study, Akil and colleagues compared the clinical outcomes of 13 critically-ill pneumonia patients with severe acute respiratory distress syndrome (ARDS; P/F <100) on extracorporeal membrane oxygenation (ECMO), septic shock requiring high levels of the vasopressor norepinephrine, and a lactate concentration of 2.0 mmol/L, who were treated with CytoSorb, with a comparable historical cohort of 7 patients that did not use CytoSorb. The cause of pneumonia in the CytoSorb group was influenza in 3 patients, bacterial in 9 patients, and fungal in one patient. CytoSorb was started simultaneously with ECMO within 6 hours after admission to the ICU and within 12 hours of sepsis diagnosis. CytoSorb was integrated into a bypass circuit in the ECMO machine, and changed every 24 hours. All patients received at least 2 cartridges, and a maximum of three. Blood flow rates were between 200-400 mL/min.

The use of CytoSorb with ECMO was associated with a shorter mean duration on ECMO of 8.2 days (range: 2-23 days) vs 26.5 days (range: 13-30 days) in the control, a rapid reversal of septic shock within 48 hours, and a marked decrease in lactate and inflammatory markers. Despite the higher expected ICU mortality in the CytoSorb group based on the median Simplified Acute Physiology Score II (SAPS II) at admission to the ICU of 58.2 (range: 49-66; predicted mortality of ~60%) compared with 50.2 (range: 42-55; predicted mortality of ~50%) in the control group, there were no deaths at 30 days in the CytoSorb treated group, compared to 57% 30-day mortality in the control. Mean ICU stay was not different, but may reflect survival bias. There were no adverse events related to the treatment or adsorber.

Dr. Phillip Chan, MD, PhD, Chief Executive Officer of CytoSorbents stated, “Although there are limitations in interpreting a small study such as this, the 13 patients who were prospectively enrolled into the study and received CytoSorb treatment did remarkably well, despite being critically-ill, with multi-organ failure, and a high risk of death. In these patients, CytoSorb was associated with a rapid weaning from ECMO, a reversal of septic shock, a reduction in inflammatory mediators, and most importantly, 100% survival. The key difference between this study and other published ECMO studies, including those done with CytoSorb, is the early combined intervention with both ECMO and CytoSorb, combined with lung protective ventilation that allows the lungs to rest and heal.”

Dr. Chan continued, “Meanwhile, the publication of this study is very timely, as it coincides with the COVID-19 pandemic, where roughly half of critically-ill patients die in the ICU. The main cause of death is respiratory failure and acute respiratory distress syndrome (ARDS), where approximately two thirds of patients die who required advanced respiratory support, including mechanical ventilation and ECMO. In addition, up to 30% of COVID-19 patients also have septic shock. Given the large number of COVID-19 patients on ECMO, and the strong results seen in this ECMO study, we will seek to leverage our new insight to help these patients. CytoSorb is being used to treat COVID-19 patients in many countries all over the world, and with our recent FDA Emergency Use Authorization of CytoSorb in the U.S., we are excited to bring this technology to help treat patients here at home.”

Severe bacterial or viral pneumonia, as seen in influenza or COVID-19 infection, can trigger sepsis and a damaging cytokine storm that directly injures the integrity of blood vessels in the lung, allowing inflammatory fluid and cells to leak into the air spaces of the lung. Lung failure can ensue, requiring mechanical ventilation, which can inadvertently exacerbate lung injury through oxygen toxicity and the trauma of forcing air into the lungs. As severe acute respiratory distress syndrome (ARDS) worsens, gas exchange can become so compromised that the patient may die from a global lack of oxygen. Extracorporeal membrane oxygenation (ECMO), a machine that can oxygenate blood outside the body, is used increasingly to salvage patients with ARDS while allowing the lungs to rest on nominal ventilator settings. However, ECMO does not reduce the cytokine storm that causes continued lung injury and prevents healing. In addition, these patients are often so critically-ill with other organ failure that recovery is long, with a high expected mortality. For this reason, CytoSorb has been used in conjunction with ECMO in thousands of treatments, as a combined therapy to help improve clinical outcomes in these patients.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 80,000 human treatments to date. CytoSorb has received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $29 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

CytoSorbents Contact:
Amy Vogel
Investor Relations
(732) 398-5394
avogel@cytosorbents.com

Investor Relations Contact:
Jeremy Feffer
LifeSci Advisors
917-749-1494
jeremy@lifesciadvisors.com

Public Relations Contact:
Eric Kim
Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com

SOURCE CytoSorbents Corporation